UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2023

MALVERN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

42 East Lancaster Avenue, Paoli, Pennsylvania 19301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 644-9400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MLVF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition

On July 17, 2023, pursuant to the Agreement and Plan of Merger dated December 13, 2022, as amended (the “Merger Agreement”), by and among Malvern Bancorp, Inc. (“Malvern”), First Bank, FB Merger Subsidiary LLC, a wholly-owned subsidiary of First Bank (“Merger Sub”), and Malvern Bank, National Association (“Malvern Bank”), Malvern merged with and into Merger Sub with Merger Sub as the surviving entity, immediately followed by the merger of Malvern Bank with and into First Bank, with First Bank as the surviving entity (collectively, the “Merger”). The description of the Merger and the Merger Agreement contained in this Current Report on Form 8-K (this “Report”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Report and is incorporated herein by reference.

Subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Malvern common stock was converted into the right to receive $7.80 in cash and 0.7733 shares of First Bank common stock, with cash paid in lieu of fractional shares pursuant to the Merger Agreement. At the Effective Time, each outstanding Malvern restricted stock award was converted into the right to receive the Merger consideration, and each Malvern stock option was converted into the right to receive a cash payment equal to (a) the excess, if any, of (i) the 0.7733 exchange ratio multiplied by the average closing price of First Bank common stock for the 20 trading days ending on the tenth day prior to the closing date of the Merger, plus $7.80 in cash, over (ii) the exercise price of the Malvern stock option, minus (b) all applicable taxes required to be withheld. Any Malvern stock option with a per share exercise price that equaled or exceeded the stock option consideration was canceled, with no consideration being paid.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, Malvern notified Nasdaq that the Merger had been completed and prior to the completion of the Merger requested that Nasdaq (i) suspend trading of Malvern common stock on Nasdaq effective prior to the market open on July 17, 2023, (ii) withdraw Malvern common stock from listing on Nasdaq, and (iii) file with the Securities and Exchange Commission (the “SEC”) a notification of delisting and deregistration of Malvern common stock under Section 12(b) of the Exchange Act of 1934, as amended (the “Exchange Act”).

As a result, Malvern common stock will no longer be listed on Nasdaq. In addition, First Bank, as Malvern’s successor, intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of all Malvern securities registered under Section 12(g) of the Exchange Act and the suspension of Malvern’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Report is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, shareholders of Malvern immediately prior to the completion of the Merger ceased to have any rights as shareholders of Malvern other than the right to receive the Merger consideration in accordance with the Merger Agreement.

The information set forth in Item 2.01 of this Report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

At the Effective Time, a change in control of Malvern occurred by virtue of the Merger.

The information set forth in Item 2.01 and Item 3.01 of this Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, Malvern’s directors and executive officers ceased serving in such capacities.

The information set forth in Item 2.01 of this Report is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As a result of the Merger, at the Effective Time Malvern ceased to exist and First Bank continued as the surviving corporation. The certificate of incorporation of First Bank as in effect immediately prior the Effective Time became and shall remain the certificate of incorporation of the surviving corporation, and the bylaws of First Bank as in effect immediately prior to the Effective Time became and shall remain the bylaws of the surviving corporation.

The information set forth in Item 2.01 of this Report is incorporated herein by reference.

Item 8.01.	Other Events

On July 17, 2023, Malvern issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	2.1	Agreement and Plan of Merger dated December 13, 2022, as amended on March 21, 2023 and June 12, 2023, by and among First Bank, FB Merger Subsidiary LLC, Malvern Bancorp, Inc. and Malvern Bank, National Association

	99.1	Press Release dated July 17, 2023

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANK, as successor by merger to MALVERN BANCORP, INC.

Dated: July 17, 2023	By:	/s/ Andrew L. Hibshman
Andrew L. Hibshman
Executive Vice President and Chief Financial Officer